UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2012

AVALON HOLDING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54065
 (Commission File Number)

26-3608086
(IRS Employer Identification No.)

6536 102nd Place NE, Kirland, WA 98033 USA
(Address of principal executive offices)(Zip Code)

775-321-8237
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2012 Phillip Jennings resigned as President and Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a member of the Board of Directors of Avalon Holding Group Inc. (the “Company”).

Concurrent with Mr. Jennings resignation, Miss Paksayakorn Tanawanjinnagul was appointed Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

Miss Paksayakorn Tanawanjinnagul, 38 years old obtained a Bachelor of Arts Degree in Information Business Accounting  at  Rajabhat Institute Nakornratchasima  in 1999  and  Previous  Certificates  B.A. (Business Administration) Degree Conferred Graduate Diploma In Project  Management  And  Evaluation  at Institute  of   Social Technology  in 2002.

From December 1, 2003 until December 31, 2010 Miss Paksayakorn Tanawanjinnagul worked for Magna Carta Co., Ltd as both a Human Resources Manager and Accountant. From January 1, 2011 to present Miss Paksayakorn Tanawanjinnagul manages and owns a variety retail outlet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalon Holding Group, Inc.
(Registrant)

Date: October 22, 2012	By:	/s/	Paksayakorn Tanawanjinnagul
Name: Paksayakorn Tanawanjinnagul
Title: Chief Executive Officer